Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011, relating to the consolidated financial statements and financial statement schedules of American Electric Power Company, Inc. and subsidiary companies (and with respect to the report on the consolidated financial statements, expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting pronouncement in 2010), and the effectiveness of American Electric Power Company Inc. and subsidiary companies’ internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio
November 18, 2011